UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 23, 2024

Verastem, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35403	27-3269467
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Kendrick Street, Suite 500, Needham, MA	02494
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 292-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	VSTM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2024 annual meeting of stockholders (the “Annual Meeting”) of Verastem, Inc. (the “Company” or “Verastem”) was held in Needham, Massachusetts on May 23, 2024. At the Annual Meeting, the stockholders considered and acted upon the following proposals:

Proposal No. 1 — Election of Class III Directors. By the vote reflected below, the stockholders elected the following individuals to serve as Class III directors until the 2027 annual meeting of stockholders and until their respective successors are duly elected and qualified:

Name	Votes For	Votes Withheld	Broker Non-Votes
Paul Bunn	16,597,690	161,529	3,886,307
Anil Kapur	16,407,577	351,642	3,886,307
Daniel Paterson	16,613,361	145,858	3,886,307
Michelle Robertson	16,624,861	134,358	3,886,307

There were no abstentions with respect to this proposal.

Proposal No. 2 – Approval of the Amended and Restated 2021 Equity Incentive Plan (the “Amended 2021 Plan”). The stockholders voted to adopt the Company’s Amended 2021 Plan. 8,715,853 shares voted for the proposal; 6,284,473 shares voted against the proposal; and 1,758,893 shares abstained from voting on the proposal. There were 3,886,307 broker non-votes on the proposal.

Proposal No. 3 — The Ratification of the Selection of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the Current Fiscal Year. The stockholders voted to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current fiscal year. 20,520,912 shares voted for the proposal; 112,377 shares voted against the proposal; and 12,237 shares abstained from voting on the proposal. There were [no] broker non-votes on the proposal.

Proposal No. 4 — Non-Binding Advisory Vote on the Compensation of the Company’s Named Executive Officers. The Company’s stockholders approved, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers. 12,866,522 shares voted for the proposal; 2,133,122 shares voted against the proposal; and 1,759,575 shares abstained from voting on the proposal. There were 3,886,307 broker non-votes on the proposal.

Proposal No. 5 — Non-Binding Advisory Vote on the Frequency of the Advisory Vote on the Compensation of the Company’s Named Executive Officers. The Company’s stockholders approved, on a non-binding, advisory basis, the frequency of one year for holding future non-binding, advisory votes on the compensation paid to the Company’s named executive officers. 16,429,041 shares voted for the one year proposal; 107,650 shares voted for the two year proposal; and 180,631 shares voted for the three year proposal. 80,631 shares abstained from voting on the proposal. Based on these voting results, the Company will hold a non-binding, advisory vote on the compensation paid to the Company’s named executive officers each year until the next required stockholder vote on the frequency of non-binding, advisory votes on the compensation paid to the Company’s named executive officers.

Item 7.01 Regulation FD Disclosure.

On May 23, 2024, the Company issued a press release announcing initial interim safety and efficacy results from the RAMP 205 trial of avutometinib and defactinib in combination with current standard of care in first-line metastatic pancreatic cancer, which will be presented at the upcoming American Society of Clinical Oncology (“ASCO”) Annual Meeting on June 1, 2024.

A copy of this press release is furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

Recent Developments

RAMP 205

The Company recently announced initial interim safety and efficacy results from the ongoing dose-finding RAMP 205 Phase 1/2 clinical trial evaluating avutometinib plus defactinib in combination with gemcitabine and nab-paclitaxel in patients with first-line metastatic pancreatic cancer. The initial interim results will be presented at the upcoming ASCO Annual Meeting on June 1, 2024, in a poster session from 1:30-4:30 p.m. CDT in Chicago, IL.

As of a data cutoff of May 14, 2024, 41 patients had been treated in one of four dose and schedule cohort regimens of avutometinib and defactinib with gemcitabine and nab-paclitaxel:

•	In dose level 1, six patients received 2.4 mg of avutometinib twice a week (BIW), 200 mg of defactinib twice a day (BID) for 3 weeks out of every 4 and 800 mg/m2 of gemcitabine and 125 mg/m2 of nab-paclitaxel on a schedule of day 1, day 8 and day 15.

•	In dose level -1, 11 patients received 2.4 mg of avutometinib twice a week (BIW), 200 mg of defactinib twice a day (BID) for 3 weeks out of every 4 with 800 mg/m2 of gemcitabine and 100 mg/m2 of Nab-paclitaxel on a schedule of day 1, day 8 and day 15.

•	In dose level 1a, 12 patients received 3.2 mg of avutometinib twice a week (BIW), 200 mg of defactinib twice a day (BID) for 3 weeks out of every 4 with 800 mg/m2 of gemcitabine and 125 mg/m2 of nab-paclitaxel on a schedule of day 1 and day 15.

•	In dose level 2a, 12 patients received 3.2 mg of avutometinib twice a week (BIW), 200 mg of defactinib twice a day (BID) for 3 weeks out of every 4 with 1000 mg/m2 of gemcitabine and 125 mg/m2 of nab-paclitaxel on a schedule of day 1 and day 15.

In the dose level 1 cohort, 83% (5/6) of patients achieved a confirmed partial response. One dose-limiting toxicity of febrile neutropenia was observed in the dose level 1 cohort and the dose cohort was cleared after additional patients were evaluated. In the additional dose cohorts enrolled more recently (-1, 1a, and 2a), follow up is ongoing and most patients remained on treatment at data cutoff. Of the 26 patients in all cohorts who have had the opportunity to have their first scan while on treatment, 21 have experienced a reduction of the change in target lesion sum of diameters.

Of the patients in the trial, the median age was 64 years, 46% were male and 49% had an Eastern Cooperative Oncology Group (ECOG) Performance Status of one.

As of the May 14, 2024 data cutoff, 12 patients experienced 19 treatment emergent serious adverse events (“SAEs”), 11 patients with grade ≥3. Grade ≥3 treatment emergent SAEs included blood bilirubin increased (n=2), biliary obstruction (n=2), febrile neutropenia (n=2), pulmonary embolism (n=2), sepsis (n=2), anaemia (n=1), pneumoperitoneum (n=1), septic shock (n=1), skin infection (n=1), malignant neoplasm progression (n=1) and vomiting (n=1). Two patients discontinued treatment due to treatment emergent adverse events (febrile neutropenia, blood bilirubin increased, and detachment of retinal pigment epithelium).

Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements about, among other things, the Company’s programs and product candidates, strategy, future plans and prospects, the potential clinical value of various of its clinical trials, including the RAMP 201 trial, the timing of commencing and completing trials, including topline data reports, interactions with regulators, the potential for and timing of commercialization of product candidates and potential for additional development programs involving the Company’s lead compound and the potential market opportunities of the Company’s drug candidates. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "predict," "project," "target," "potential," "will," "would," "could," "should," "continue," "can," "promising" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement.

Applicable risks and uncertainties include the risks and uncertainties, among other things, regarding: the success in the development and potential commercialization of our product candidates, including avutometinib in combination with other compounds, including defactinib, LUMAKRAS™ and others; the uncertainties inherent in research and development, such as negative or unexpected results of clinical trials, the occurrence or timing of applications for our product candidates that may be filed with regulatory authorities in any jurisdictions; whether and when regulatory authorities in any jurisdictions may approve any such applications that may be filed for our product candidates, and, if approved, whether our product candidates will be commercially successful in such jurisdictions; our ability to obtain, maintain and enforce patent and other intellectual property protection for our product candidates; the scope, timing, and outcome of any legal proceedings; decisions by regulatory authorities regarding trial design, labeling and other matters that could affect the timing, availability or commercial potential of our product candidates; whether preclinical testing of our product candidates and preliminary or interim data from clinical trials will be predictive of the results or success of ongoing or later clinical trials; that the timing, scope and rate of reimbursement for our product candidates is uncertain; the market opportunities of our drug candidates are based on internal and third-party estimates which may prove to be incorrect; that third-party payors (including government agencies) may not reimburse; that there may be competitive developments affecting our product candidates; that data may not be available when expected; that enrollment of clinical trials may take longer than expected, which may delay our development programs; that our product candidates will cause adverse safety events and/or unexpected concerns may arise from additional data or analysis, or result in unmanageable safety profiles as compared to their levels of efficacy; that we may be unable to successfully validate, develop and obtain regulatory approval for companion diagnostic tests for our product candidates that require or would commercially benefit from such tests, or experience significant delays in doing so; that our product candidates may experience manufacturing or supply interruptions or failures; that any of our third-party contract research organizations, contract manufacturing organizations, clinical sites, or contractors, among others, who we rely on fail to fully perform; that we face substantial competition, which may result in others developing or commercializing products before or more successfully than we do which could result in reduced market share or market potential for our product candidates; that we will be unable to successfully initiate or complete the clinical development and eventual commercialization of our product candidates; that the development and commercialization of our product candidates will take longer or cost more than planned, including as a result of conducting additional studies; that we may not have sufficient cash to fund our contemplated operations; that we may not attract and retain high quality personnel; that we or Chugai Pharmaceutical Co., Ltd. will fail to fully perform under the avutometinib license agreement; that our target market for our product candidates might be smaller than we are presently estimating; that Secura Bio, Inc. will fail to fully perform under the asset purchase agreement with Secura Bio, Inc., including in relation to milestone payments; that we will not see a return on investment on the payments we have and may continue to make pursuant to the collaboration and option agreement with GenFleet Therapeutics (Shanghai), Inc. (“GenFleet”), or that GenFleet will fail to fully perform under the agreement; that we may be unable to obtain adequate financing in the future through product licensing, co-promotional arrangements, public or private equity, debt financing or otherwise; that we will not pursue or submit regulatory filings for our product candidates; and that our product candidates will not receive regulatory approval, become commercially successful products, or result in new treatment options being offered to patients.

Other risks and uncertainties include those identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the Securities and Exchange Commission (the “SEC”) on March 14, 2024, and in any subsequent filings with the SEC, including in this Current Report on Form 8-K, which are available at www.sec.gov and www.verastem.com.

As a result of these and other factors, we may not achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. The forward-looking statements contained in this Current Report on Form 8-K reflect the Company’s views as of the date hereof, and the Company does not assume and specifically disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release, dated May 23, 2024 relating to Verastem’s Initial RAMP 205 Trial Data
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERASTEM, INC.

Dated: May 23, 2024	By:	/s/ Daniel W. Paterson
Daniel W. Paterson
President and Chief Executive Officer